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                                                                    EXHIBIT 10.7

EMPLOYMENT AGREEMENT entered into in Montreal (Quebec) as of April 30, 1999 by and between: RECRUSOFT INC., a company incorporated under the laws of the province of Quebec, having its head office at 390, St-Vallier East, Suite 401, Quebec (Quebec) G1K 3P6, represented hereunder by Mr. Martin Ouellet, its President, duly authorized as he so declares ;

                           (" Recrusoft ")

and: LOUIS TETU, domiciled and residing at 1313, de Laune, Quebec (Quebec) G1S 3K3 ;

                           (the " Employee ")

1.       TITLE AND RESPONSIBILITIES

1.1 The Employee will serve in the position of Chief Executive Officer of Recrusoft. The Employee will assume and discharge such responsibilities as are commensurate with such position and as the Board of Directors of Recrusoft may direct. During the term of his employment, the Employee shall devote his full time, skill and attention to his duties and responsibilities, shall perform them faithfully, diligently and competently and shall use his best efforts to further the business of Recrusoft. In addition, the Employee shall comply with and be bound by the operating policies, procedures and practices of Recrusoft, in effect from time to time during his employment.

2.       AT-WILL EMPLOYMENT

2.1 The Employee agrees that his employment with Recrusoft is for an unspecified duration that constitutes at-will employment, and that either the Employee or Recrusoft can terminate this relationship at any time, with or without cause. However, in the event of any involuntary termination of the employment of the Employee employment other than for cause (as defined herein), the Employee shall be entitled to the severance compensation set forth in section 7 hereof.

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3.       COMPENSATION

3.1 In consideration of the Employee's services, effective July 1st, 1999, the Employee will be paid a base salary of one hundred thousand dollars, in Canadian Funds, (CDN$100,000) per year, payable twice-monthly in accordance with Recrusoft's standard payroll practices. As with other managers of Recrusoft, the Employee's base salary will be reviewed annually by the Board of Directors of Recrusoft, as appropriate.

4.       OTHER BENEFITS

4.1 The Employee will be entitled to receive the standard employee benefits made available by Recrusoft to its employees and managers to the full extent of his eligibility therefore. The Employee shall be entitled to three (3) weeks of paid vacation per year (which shall be consistent with Recrusoft's vacation policy, if any, and with a maximum of six (6) weeks to carry over to the next year). During his employment, the Employee shall be permitted, to the extent eligible, to participate in any group medical, dental, life insurance and disability insurance plans, or similar benefit plan of Recrusoft that is available to other comparable employees. Participation in any such plan shall be consistent with the Employee's rate of compensation to the extent that compensation is a determinative factor with respect to coverage under any such plan.

4.2 Recrusoft shall reimburse the Employee for all reasonable business expenses actually incurred or paid by the Employee in the performance of his services on behalf of Recrusoft, in accordance with Recrusoft's expense reimbursement policy, if any, as from time to time in effect.

5.       NON-COMPETITION, CONFIDENTIALITY AND INVENTION ASSIGNMENT

5.1 The Employee agrees that his employment is contingent upon his execution and delivery to Recrusoft of the Non-Competition, Confidentiality and Invention Assignment Agreement attached hereto as Schedule A.

6.       NO CONFLICTING EMPLOYMENT

6.1 The Employee agrees that, during the term of his employment with Recrusoft, he will not engage in any other employment, occupation, consulting or other business activity related to the business in which Recrusoft is now involved or becomes involved during the term of his employment, nor will he engage in any other activities that conflict with his obligations to Recrusoft.

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7.       TERMINATION AND SEVERANCE

7.1 In the event that the Employee employment with Recrusoft is involuntarily terminated other than "for cause" (as defined herein), the Employee shall be entitled to a severance payment equal to six (6) months of the Employee's then current base salary as set forth in section 3 herein, such amount to be payable in equal monthly instalments, plus continued participation in Recrusoft's group medical, dental and life insurance coverage, if any, for six (6) months.

7.2 For purposes of the foregoing, termination "for cause" shall mean (i) the wilful failure by the Employee substantially to perform his material duties after a written demand for substantial performance is delivered to the Employee by the Board of Directors of Recrusoft which specifically identifies the manner in which Recrusoft believes that the Employee has not substantially performed his duties and the Employee fails to rectify the deficiency within a sixty (60) day period, (ii) the failure (in any material respect) by the Employee to follow reasonable policies or directives established by the Board of Directors of Recrusoft after written notice to the Employee by the Board of Directors of Recrusoft that the Employee is not following such policies or directives and the Employee fails to rectify the deficiency within a sixty (60) day period, (iii) conduct that is materially detrimental to Recrusoft and the Employee fails to rectify such deficiency within a sixty (60) days of having received written notice from Recrusoft regarding the same, (iv) the conviction of the Employee of any crime involving the property or business of Recrusoft or (v) the non-compliance by the Employee with his non-competition obligations under the Agreement referred to in section 5 above.

7.3 If the Employee employment is terminated for cause or if the Employee resigns his employment voluntarily, no compensation or other payments will be paid or provided to the Employee for any period following the date when such a termination of employment is effective and any rights the Employee may have under any benefit plans of Recrusoft shall be determined under the provisions of those plans. If the employment of the Employee terminates as a result of his death or disability, no compensation or payments will be made to the Employee other than those to which the Employee is otherwise entitled under applicable benefit plans, if any, of Recrusoft.

8.       GENERAL PROVISIONS

8.1 This Agreement will be governed by the laws of the Province of Quebec, Canada, applicable to Agreements made and to be performed entirely within such province.

8.2 This Agreement sets forth the entire Agreement and understanding between Recrusoft and the Employee relating to his employment and supersedes all prior verbal discussions between them. Any subsequent change or changes in the

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         Employee duties, salary or compensation will not affect the validity or scope of this Agreement.

8.3 If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

8.4 This Agreement will be binding upon the Employee's heirs, executors, administrators and other legal representatives and will be for the benefit of Recrusoft and its successors and assigns.

8.5 The Employee warrants that there is no Agreement between him and any other party that would conflict with his obligations under this Agreement or otherwise as an employee of Recrusoft.

8.6 The parties hereby acknowledge that it is their express desire that this Agreement be prepared in the English language; les parties reconnaissent qu'il est de leur volonte expresse que la presente convention soit redigee en langue anglaise.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement at the place and as of the date first written above.

                                            RECRUSOFT INC.

                                            by: /s/ Martin Ouellet
                                                -----------------------------
                                            /s/ Louis Tetu
                                            ---------------------------------
                                            LOUIS TETU

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